UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 27, 2006

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry Into a Material Definitive Agreement

Forbearance Agreement with respect to the Loan and Security Agreement

On January 27, 2006, Integrated Electrical Services, Inc. (the “Company”) entered into a Forbearance Agreement (“Forbearance Agreement”) with Bank of America, N.A. (“BofA”) with respect to the Company’s $80 revolving credit facility under the Loan and Security Agreement, dated August 1, 2005 (the “Credit Agreement”). As further described below, the Forbearance Agreement provides for (i) BofA’s forbearance from exercising its rights and remedies under the Credit Agreement and related agreements and (ii) that any extensions of credit by BofA to the Company will be at the discretion of BofA. Capitalized terms used but not defined under this heading have the meaning set forth in the Credit Agreement, filed as exhibit 10.1 to the Form 8-K dated August 4, 2005.

As previously disclosed, on January 20, 2006, the Company entered into an amendment (the “Fifth Amendment”) to the Credit Agreement. The Fifth Amendment extended the deadline for the Company’s submission of financial statements covering the period ending December 31, 2005 from January 20, 2006 to January 26, 2006 in connection with the Fixed Charge Coverage Ratio test for the period ending December 31, 2005. As of January 26, 2006, the Company failed to meet the Fixed Charge Coverage Ratio for the period ending December 31, 2005, constituting an event of default under the Credit Agreement. Additionally, the Company is in default with respect to the pledge of its ownership interest in EnerTech Capital Partners II L.P. to BofA as Collateral under the Credit Agreement. By reason of the existence of these defaults, BofA does not have any obligation to make additional extensions of credit under the Credit Agreement and, absent a forbearance, has full legal right to exercise its rights and remedies under the Credit Agreement and related agreements. The Company currently has no outstanding borrowings under the revolving credit line of the Credit Agreement and has reimbursement obligations under letters of credit outstanding under the Credit Agreement in the amount of $54.6 million as of January 30, 2006.

The Forbearance Agreement provides for BofA’s forbearance from exercising its rights and remedies under the Credit Agreement and related agreements from January 27, 2006 through the earliest to occur of (i) 5:00 p.m. (Dallas, Texas time) on February 28, 2006 or (ii) the date that any Forbearance Default (as defined in the Forbearance Agreement) occurs. Notwithstanding the forbearance, BofA may send a “blockage notice” to the trustee of the Company’s Senior Subordinated Notes preventing any payments from being made on such notes. BofA sent such a notice on January 26, 2006. Lastly, under the Forbearance Agreement, BofA has no obligation to make any loans or otherwise extend any credit to the Company under the Credit Agreement. Any agreement by BofA to make any loans or otherwise extend any further credit shall be in the sole discretion of BofA.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit.
Exhibit Number	Description
10.1*	Forbearance Agreement, dated January 27, 2006, by and among Integrated Electrical Services, Inc. and certain of its subsidiaries and Bank of America, N.A.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: January 30, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Forbearance Agreement, dated January 27, 2006, by and among Integrated Electrical Services, Inc. and certain of its subsidiaries and Bank of America, N.A.

* Filed herewith